Exhibit 99.2

MRV Communications 16th Annual Needham Growth Conference January 14, 2014

This presentation contains statements regarding future financial and operating results, management's assessment of business trends, and other statements about management's future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management's current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV's businesses operate, in addition to management's assumptions. Statements regarding future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management's long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations. For further information regarding risks and uncertainties associated with MRV's businesses, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of MRV's SEC filings. MRV assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made. Safe Harbor Statement 2

3 MRV Snapshot MRV is a global leader in converged packet and optical solutions that empower the optical edge and network integration services for leading communications service providers Compelling Market Innovative Solutions Global Customer Base Solid and Improving Financials Two Business Units Network Equipment - OCS Network Integration - Tecnonet

 Investment Highlights 4 New board and management has driven significant improvements to build and unlock shareholder value Focused the Business Strengthened management team Established new strategic focus Sold non-core businesses Resolved litigation and liabilities Returned $139M to shareholders Streamlined cost structure Invested in new products and systems Poised to Capitalize Profitability driven by increasing revenue and lower cost structure Strong balance sheet enabling prudent investments to build market position Large and strategic customer base New product launches deepen customer presence and expand addressable market Well positioned for the coming network transformation

5 Four Market Trends that Drive the Communications Industry The Rise of Enterprise Cloud Services Massive Traffic Growth, Dominated by Video Current Business Models Challenged and Network Transformation on the Horizon Customers expect Full Communications Mobility, anytime, anywhere 1 2 4 3

6 The Coming Network Transformation Mobile Business Cloud Layer convergence Software-driven services Metro network transformation The move to the Cloud and Mobility Transition from legacy circuits to high-speed packet networks Requirement for capacity and flexibility

Make the complex simple. Enable intelligent service delivery. Visualize network capability. Packet and optical. Reduce number of network elements. Efficient service integration. Enable new services and revenue streams. Improve time to revenue. Reduce OpEx. Our Solutions Blueprint 7

Targeting High Growth Metro Segments WDM Metro 13% 5 yr. CAGR Y17 = $8.5B 9.6% 5 yr. CAGR Y17 = $938M Ethernet Access over Fiber Packet-Optical Transport 20.3% 5 yr. CAGR Y17 = $3.15B CESR 6.7% 5 yr. CAGR Y17 = $17B OptiDriver™ OptiPacket™ OptiSwitch® 8 Source: Infonetics Research, market share and forecast 2013

Combines packet & optical technologies to enable network layer convergence & next-gen services Reduces operating expenses significantly through power, space and service management savings Focus on Metro segment allows network management to be more responsive Unified modular open source software to adapt new network paradigms Empowering Packet Optical Convergence – Simplifying Software Driven Networking Solving Critical Network Equipment Issues 9 Outperform Competitors Portfolio 10RU 50-75% Save Space Save Power 50-90% 2 x capacity Powered by open software to adapt to the future SDN/NFV Paradigm Increase Capacity

10 Critical Solutions for Global Customer Base Powering top wireline metro networks Connecting world’s largest Data Centers Winning key accounts with powerful business propositions Additional unnamed customers, including multiple Tier 1 carriers and global Content Delivery Providers

New Product Strategy Gaining Traction 11

Developing Key New Products & Increasing TAM

New Total Addressable Market: $19.4B*

- Creating innovation that anticipates market evolution & furthers position in IP Edge
- Investing to drive revenue growth, beginning in 2014 and carrying into the future
- Targeting high growth IP Edge & convergence of network layers & services

Existing Products

New Products



OptiSwitch®
Ethernet Access over Fiber* $525M
FiberDriver®
WDM Metro* $5.3B
OptiDriver™
Launched Late 2013
IP Edge* $12.3B
Packet-Optical* $1.3B
In Development

** Estimated based on Infonetics research Y2012 market analysis and existing and projected product availability*

MRV
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Tecnonet’s network services sells value-added integration, support services, related third party products & fiber optic components in system solutions within Italy. Focus on value-added services. Installation, maintenance and operations Efficient execution Serving the major Italian telecom carriers. Telecom Italia & FastWeb Growing revenue & preserving gross margins, despite challenging Italian political & macroeconomic conditions. Italian GDP estimated to be (1.9%) for 2013 Remains profitable and cash flow positive. Tecnonet Delivering in a Challenging Market 13

MRV Improving Efficiency in 2013 14 All $ in 000s Investment in product development and systems begins in Q3 2012. Quarter over quarter revenue growth through Q3’13 and 9% growth at Q3’13 YTD, while reinvesting. MRV attains positive Operating income for the first time in over two years in Q3 2013. Positive operating income achieved Seasonal revenue trending Total Costs (Pro Forma) = Total Cost of Revenue + Total Operating Expense (see Appendix page 21 for detail breakout)

Reducing Costs and Investing in Our Future 15 Restructuring of G&A to reduce costs and reinvestment begins in Q3 2012. Savings are primarily reinvested into product development and engineering, which is up $2.6 million at 2013 Q3 YTD. All $ in 000s (P): Excludes write down of goodwill, derivative litigation costs and special investigation costs. (see Appendix pages 22 & 23 for detail breakout.)

Balancing Shareholder Return & Financial Strength 16 All $ in 000s Since November 2011, MRV has returned $138.8 million to shareholders in dividends and share repurchases. MRV’s current balance sheet remains strong and positioned to support future growth. Balance Sheet Summary Q3 2013 Balance Sheet Highlights Q3 2013 Total current assets 115,303 $ Cash Position 30,819 $ Total long-term assets 10,845 Total assets 126,149 $ Net working capital 29,080 $ Total current liabilities 55,402 $ Total long-term liabilities 5,100 Total liabilities 60,502 Capital Returned Under New Board & Management Stockholder's Equity 65,647 Dividends 132,900 Share Repurchase 5,900 Total liabilities and Equity 126,149 $ Returned Capital to Investors 138,800 $

New Leadership making the Difference 17 Board of Directors Management Ken Traub - Chairman since Jan 2012, bd member since Oct. 2011 Dave Stehlin - Chief Executive Officer since Feb. 2013 Robert Pons - Vice Chairman since Jan. 2012 Steve Garcia - Chief Finance Officer since Apr. 2012 Mark Bonney - Board Member since Apr. 2013 Tim Pillow -SVP Sales and Marketing since Jan. 2013 Matthew Stecker - Board Member since Apr. 2013 Eli Laufer - VP R&D since Oct. 2010 John Golub - VP Product Management since May 2012 Dennis Henderson - VP Operations since Jan. 2013

Outstanding Opportunity Built on MRV Transformation 18 Improving financials Returned capital Resolved legacy issues Investing for growth Pursuing NASDAQ listing Well positioned for the fundamental shift in metro network needs Large and growing customer base/vertical markets Introducing exciting new OCS products Scalable business fuels revenue growth & sustainable profitability Strengthened leadership Improved unit management Set clear strategy Sold non-core units Driving Transformation Maximizing Value Excellent Revenue & Profit Potential

19 Questions? www.mrv.com info@mrv.com

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Pro Forma – Total Costs

All $ in 000s

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Cost of Sales	20,735	24,314	20,294	31,167	25,878	24,805	23,411
Total Operating Expenses:							
Product Development & Engineering	3,699	3,390	4,022	4,233	4,648	4,454	4,628
Selling, General and Administrative	12,630	11,163	11,415	13,392	12,394	9,451	10,308
Impairment of Goodwill			1,055		-	-	-
Total Costs (Pro Forma)	37,064	38,867	36,786	48,792	42,920	38,710	38,347

We have provided Pro Forma Operational Expense, a non-GAAP financial measure, to supplement our consolidated financial statements and our business outlook to improve comparability and better understand cost trends within the on-going business, which combines the amounts reported for the above periods. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The most directly comparable GAAP financial measures is Cost of Sales plus Total Operating Expense, disclosed above.

Management recognizes that the use of this non-GAAP measure has limitations, including the fact that it might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

MRV 21

Pro Forma – Total Operating Expense

All $ in 000s

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Total Operating Expense as Reported	$ 16,326	$ 14,556	$ 16,492	$ 17,625	$ 17,040	$ 13,907	$ 14,935
Adjustments:							
Tecnonet Goodwill Write-off	-	-	1,100	-	-	-	-
Derivative Litigation	-	-	-	2,800	400	(300)	-
Employee Matter	-	-	-	-	700	200	100
Insurance Reimbursement	-	-	-	-	-	(1,000)	-
Total Adjustments	-	-	1,100	2,800	1,100	(1,100)	100
Total Operating Expense (Pro Forma)	$ 16,326	$ 14,556	$ 15,392	$ 14,825	$ 15,940	$ 15,007	$ 14,835

We have provided Pro Forma Total Operating Expense, a non-GAAP financial measure, to supplement our consolidated financial statements and our business outlook to improve comparability and better understand cost trends within the on-going business, which adjusts the amounts reported for the above periods for items that are non-recurring in nature. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The most directly comparable GAAP financial measures is Total Operating Expense, disclosed above.

Management recognizes that the use of this non-GAAP measure has limitations, including the fact that it might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

MRV

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Pro Forma – Product Dev and Systems

All $ in 000s

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Product Development & Engineering (as reported)	3,699	3,390	4,022	4,233	4,648	4,454	4,628
Systems investment					-	500	400
Product Dev and Systems (Pro Forma)	3,699	3,390	4,022	4,233	4,648	4,954	5,028

We have provided Pro Forma Product Dev and Systems, a non-GAAP financial measure, to supplement our consolidated financial statements and our business outlook to improve comparability and better understand cost trends within the on-going business, which adjusts the amounts reported for the above periods for items that are non-recurring in nature. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The most directly comparable GAAP financial measures are Product Development & Engineering, disclosed above.

Management recognizes that the use of this non-GAAP measure has limitations, including the fact that it might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

MRV
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